Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 31, 2018 (the "Closing Date"), LendingTree, LLC ("Buyer"), a wholly-owned subsidiary of LendingTree, Inc. (the "Company"), acquired all of the membership interests of QuoteWizard.com LLC, a Delaware limited liability company (the "Acquisition"), which does business under the name QuoteWizard.com ("QuoteWizard"), pursuant to a Unit Purchase Agreement (the "Purchase Agreement") by and among Buyer, QuoteWizard, all of the members of QuoteWizard (collectively, the "Sellers"), and Scott Peyree, as the Securityholder Representative. QuoteWizard operates a leading online insurance marketplace offering a full suite of consumer acquisition solutions to top tier carriers and agents in the U.S.
The acquisition was funded through $175.0 million of cash on hand and by $125.0 million drawn on the Company's amended and restated revolving credit facility. Prior to the acquisition date, on October 26, 2018, the Company amended its revolving credit facility maturing on November 21, 2022 to increase its borrowing capacity by $100.0 million to $350.0 million.
Pursuant to the terms of the Security Holder Agreement, Buyer was required to make an upfront cash payment to Sellers of $300.0 million, subject to adjustments for working capital. As a result of these adjustments, Buyer paid $299.9 million of cash to Sellers for the membership interests of QuoteWizard as of the Closing Date. The final cash payment amount owed to Sellers is subject to a final adjustment for working capital. Buyer deposited $31.0 million of such purchase price into an escrow account to secure the Sellers' indemnification obligations pursuant to the Purchase Agreement.
Additionally, Sellers are eligible to receive three earnout payments from Buyer based on the AEBITDA generated by QuoteWizard during the periods of November 1, 2018 through October 31, 2019, November 1, 2019 through October 31, 2020, and November 1, 2020 through October 31, 2021 (the "Earnout Payments"). The Sellers are eligible to receive up to $70.2 million in aggregate Earnout Payments which are payable in cash.
The Unaudited Pro Forma Condensed Combined Statements of Operations presented below (the “pro forma statements of operations”) for the six months ended June 30, 2018 and the year ended December 31, 2017 combine the historical results of operations of the Company and QuoteWizard giving effect to the Acquisition as if it had occurred on January 1, 2017. The Unaudited Pro Forma Condensed Combined Balance Sheet presented below as of June 30, 2018 (the “pro forma balance sheet”) is based on the historical balance sheet of the Company and QuoteWizard and has been prepared to reflect the effects of the Acquisition as if the Acquisition had occurred on June 30, 2018. The Unaudited Pro Forma Condensed Combined Statements of Operations and Unaudited Pro Forma Condensed Combined Balance Sheet are collectively referred to as the "Statements". The historical consolidated financial information has been adjusted in the Statements to give effect to pro forma events that are (1) directly attributable to the Acquisition (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the results of operations.
The accompanying Statements and related notes are being provided for illustrative purposes only in accordance with Article 11 of Regulation S-X and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of the Company's future consolidated results of operations or consolidated statement of financial position.
As of the date of this filing, the upfront cash payment has not been finalized for the adjustments noted above and the Company has not fully completed the valuation procedures necessary to arrive at the final estimate of the fair value of the assets acquired and liabilities assumed. The Statements are based upon currently available information and estimates and assumptions that the Company's management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different upon finalization of the Company's valuation procedures.
The Statements should be read in conjunction with:

•the accompanying notes to the Statements;

•	the Company's audited financial statements and related notes for the year ended December 31, 2017, contained within the Company's Annual Report on Form 10-K filed with the SEC on February 26, 2018;

•
the Company's historical unaudited condensed consolidated interim financial statements and related notes as of and for the six months ended June 30, 2018, included in the Company's Quarterly Report on Form 10-Q filed with the SEC on July 27, 2018;

•
the historical financial statements of QuoteWizard as of and for the year ended December 31, 2017 included as Exhibit 99.2 to the Company's Amendment No. 1 to Current Report on Form 8-K/A filed herewith; and

•
the historical unaudited financial statements of QuoteWizard as of and for the six months ended June 30, 2018, included as Exhibit 99.3 to the Company's Amendment No. 1 to Current Report on Form 8-K/A filed herewith.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the six months ended June 30, 2018

	LendingTree, Inc.	QuoteWizard	Pro Forma Adjustments (Note 3)		Pro Forma Combined
(in thousands, except per share amounts)
Revenue	$365,136	$75,460	$—		$440,596
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	11,739	1,729	—		13,468
Selling and marketing expense	249,990	54,964	—		304,954
General and administrative expense	47,573	5,160	(206)	(a)	52,527
Product development	12,227	3,363	—		15,590
Depreciation	3,304	355	(49)	(b)	3,610
Amortization of intangibles	7,927	291	10,766	(c)	18,984
Change in fair value of contingent consideration	(908)	—	—		(908)
Severance	3	—	—		3
Litigation settlements and contingencies	(192)	—	—		(192)
Total costs and expenses	331,663	65,862	10,511		408,036
Operating income	33,473	9,598	(10,511)		32,560
Other expense, net:
Interest expense, net	(5,912)	(266)	(2,139)	(d)	(8,317)
Other expense, net	(37)	—	—		(37)
Income before income taxes	27,524	9,332	(12,650)		24,206
Income tax benefit	53,182	—	921	(e)	54,103
Net income from continuing operations	80,706	9,332	(11,729)		78,309

Weighted average shares outstanding:
Basic	12,254				12,254
Diluted	14,527				14,527
Income per share from continuing operations:			0
Basic	$6.59				$6.39
Diluted	$5.56				$5.39

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the year ended December 31, 2017

	LendingTree, Inc.	QuoteWizard	Pro Forma Adjustments (Note 3)		Pro Forma Combined
(in thousands, except per share amounts)
Revenue	$617,736	$83,448	$—		$701,184
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	17,223	646	—		17,869
Selling and marketing expense	432,784	63,655	—		496,439
General and administrative expense	71,541	8,734	(4)	(a)	80,271
Product development	17,925	5,385	—		23,310
Depreciation	7,085	750	(118)	(b)	7,717
Amortization of intangibles	12,992	—	22,113	(c)	35,105
Change in fair value of contingent consideration	23,931	—	—		23,931
Severance	404	125	—		529
Litigation settlements and contingencies	718	1,600	—		2,318
Total costs and expenses	584,603	80,895	21,991		687,489
Operating income	33,133	2,553	(21,991)		13,695
Other expense, net:
Interest expense	(7,028)	(115)	(5,016)	(d)	(12,159)
Other expense, net	(396)	(113)	—		(509)
Income before income taxes	25,709	2,325	(27,007)		1,027
Income tax (expense) benefit	(6,291)	—	10,029	(e)	3,738
Net income from continuing operations	19,418	2,325	(16,978)		4,765

Weighted average shares outstanding:
Basic	11,945				11,945
Diluted	13,682				13,682
Income per share from continuing operations:			0
Basic	$1.63				$0.40
Diluted	$1.42				$0.35

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2018

	LendingTree, Inc.	QuoteWizard	Pro Forma Adjustments (Note 3)		Pro Forma Combined
(in thousands)
ASSETS:
Cash and cash equivalents	$293,301	$823	$(180,963)	(f)	$113,161
Restricted cash and cash equivalents	49	—	—		49
Accounts receivable, net	80,135	16,026	—		96,161
Prepaid and other current assets	13,856	1,208	126	(m)	15,190
Current assets of discontinued operations	175	—	—		175
Total current assets	387,516	18,057	(180,837)		224,736
Property and equipment, net	37,876	1,337	(124)	(g)	39,089
Goodwill	124,903	1,271	184,197	(h)	310,371
Intangible assets, net	81,654	3,912	114,988	(i)	200,554
Deferred income tax assets	73,163	—	1,306	(o)	74,469
Other non-current assets	1,793	—	386	(m)	2,179
Non-current assets of discontinued operations	2,428	—	—		2,428
Total assets	$709,333	$24,577	$119,916		$853,826

LIABILITIES:
Line of credit	$—	$9,462	$115,538	(l)	125,000
Accounts payable, trade	11,066	2,548	—		13,614
Accrued expenses and other current liabilities	70,721	6,484	(19)	(j)	77,186
Current contingent consideration	7,283	—	—		7,283
Notes payable to members	—	3,163	(3,163)	(l)	—
Current liabilities of discontinued operations	18,782	—	—		18,782
Total current liabilities	107,852	21,657	112,356		241,865
Long-term debt	244,480	—	—		244,480
Non-current contingent consideration	7,958	—	13,900	(k)	21,858
Other non-current liabilities	1,615	27	(27)	(j)	1,615
Total liabilities	361,905	21,684	126,229		509,818

SHAREHOLDERS' EQUITY:
Common stock	151	—	—		151
Additional paid-in capital	1,110,688	2,893	(2,893)	(n)	1,110,688
Accumulated deficit	(632,910)	—	(3,420)	(o)	(636,330)
Treasury stock	(131,088)	—	—		(131,088)
Noncontrolling interest	587	—	—		587
Total shareholders' equity	347,428	2,893	(6,313)		344,008
Total liabilities and shareholders' equity	$709,333	$24,577	$119,916		$853,826

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)

NOTE 1—BASIS OF PRESENTATION
The Statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and pursuant to Article 11 of Regulation S-X, and present the pro forma balance sheet and statements of operations of the Company based upon historical information after giving effect to the Acquisition and the adjustments described in these footnotes. The unaudited pro forma balance sheet is presented as if the Acquisition had occurred on June 30, 2018; and the unaudited pro forma statements of operations for the year ended December 31, 2017 and the six months ended June 30, 2018 are presented as if the Acquisition had occurred on January 1, 2017.
The Statements have been derived from the historical consolidated financial statements of the Company and QuoteWizard for the year ended December 31, 2017 and the six months ended June 30, 2018. The historical consolidated financial statements of the Company and QuoteWizard as of and for the six months ended June 30, 2018 are unaudited financial information.
Certain financial statement line items included in QuoteWizard's historical presentation have been reclassified and condensed to conform to corresponding financial statement line items included in the Company's historical financial statement presentation. These include adjustments for the following:

•	Cost of revenue reclassified from selling, general and administrative expenses;

•	Selling and marketing expense reclassified from cost of services, selling, general and administrative expenses and stock compensation for Quote Wizard EIP, LLC and shown separately;

•	General and administrative expense reclassified from selling, general and administrative expenses and stock compensation for Quote Wizard EIP, LLC and shown separately;

•	Product development expense reclassified from selling, general and administrative expenses and stock compensation for Quote Wizard EIP, LLC and shown separately;

•	Depreciation, amortization and severance reclassified from selling, general and administrative expenses and shown separately;

•	Prepaid expenses and other assets, which have been condensed into prepaid and other current assets;

•	Intangible assets, net reclassified from property and equipment, net;

•	Accrued expenses and other current liabilities reclassified from accounts payable;

•	Customer deposits and current portion of deferred rent, which have been condensed into accrued expenses and other current liabilities; and

•	Deferred rent, net of current portion, which has been condensed into other non-current liabilities.

	Year ended December 31, 2017
	QuoteWizard historical presentation	Reclassifications	QuoteWizard proforma historical presentation
Statement of Operations
Cost of services	$9,062	$(8,416)	$646
Selling, general and administrative expenses	65,932	(65,932)	—
Selling and marketing expense	—	63,655	63,655
General and administrative expense	—	8,734	8,734
Product development	—	5,385	5,385
Stock compensation for Quote Wizard EIP, LLC	4,301	(4,301)	—
Depreciation	—	750	750
Severance	—	125	125

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)

	As of and for the six months ended June 30, 2018
	QuoteWizard historical presentation	Reclassifications	QuoteWizard proforma historical presentation
Statement of Operations
Cost of services	$7,424	$(5,695)	$1,729
Selling, general and administrative expenses	55,514	(55,514)	—
Selling and marketing expense	—	54,964	54,964
General and administrative expense	—	5,160	5,160
Product development	—	3,363	3,363
Stock compensation for Quote Wizard EIP, LLC	2,924	(2,924)	—
Depreciation	—	355	355
Amortization of intangibles	—	291	291
Balance Sheet
Prepaid expenses	688	(688)	—
Other assets	520	(520)	—
Prepaid and other current assets	—	1,208	1,208
Property and equipment, net	1,837	(500)	1,337
Intangible assets, net	3,412	500	3,912
Accounts payable, trade	5,309	(2,761)	2,548
Accrued expenses and other current liabilities	2,647	3,837	6,484
Customer deposits	1,057	(1,057)	—
Current portion of deferred rent	19	(19)	—
Deferred rent, net of current portion	27	(27)	—
Other non-current liabilities	—	27	27
These reclassifications did not impact the historical earnings from continuing operations and had no impact on the historical total assets, total liabilities, members' equity or net income of QuoteWizard.
NOTE 2—CONSIDERATION TRANSFERRED AND PRELIMINARY PURCHASE PRICE ALLOCATION
The accompanying Statements and related notes were prepared using the acquisition method of accounting, in accordance with ASC 805, Business Combinations ("ASC 805"), with the Company considered the acquirer of QuoteWizard. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates.
The pro forma adjustments are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes to the Statements. Actual results may differ materially from the assumptions utilized within the Statements. Management believes the fair values recognized for the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available and such changes could be material.
The purchase price for the acquisition is $313.8 million comprised of an upfront cash payment of $299.9 million on October 31, 2018 and $13.9 million for the estimated fair value of the Earnout Payments.

Cash transferred	$299,902
Estimated fair value of the Earnout Payments	13,900
Estimated fair value of consideration transferred	$313,802

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)

The estimated fair value of the Earnout Payments is determined using an option pricing model for each of the earnout periods; November 1, 2018 through October 31, 2019, November 1, 2019 through October 31, 2020, and November 1, 2020 through October 31, 2021. For each of the earnout periods, the members of QuoteWizard are, generally, eligible to receive up to $23.4 million, or up to $70.2 million in aggregate Earnout Payments.
The estimated fair value of the Earnout Payments is preliminary and are based upon available information and certain assumptions, known at the time of this report, which management believes are reasonable. This preliminary fair value estimate for the Earnout Payments may change as additional information becomes available and such changes could be material. Upon final determination of the fair value of the Earnout Payments, any differences in the actual Earnout Payments will be recorded in operating income (expense) in the consolidated statements of operations.
The following is a summary of the preliminary estimated fair values of the assets acquired and liabilities assumed as if the Acquisition had occurred on June 30, 2018:

Current assets	$17,234
Property and equipment, net	1,213
Intangible assets with definite lives, net	118,900
Goodwill	185,468
Total assets acquired	322,815

Current liabilities	9,013
Estimated fair value of consideration transferred	$313,802
This preliminary allocation is based on the information known to management as of the date of this report. The final determination of the accounting for the Acquisition is anticipated to be completed as soon as practicable. The Company expects the final determination of the purchase price allocation to include, but will not be limited to, valuations with respect to trademarks and tradenames, developed technology, content and customer relationships. The valuations will consist of discounted cash flow analyses and other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed.
The final determination of the amounts allocated to the assets acquired and liabilities assumed in the Acquisition will be based on the fair value of the net assets acquired at the Acquisition date and could differ materially from the preliminary amounts presented in these pro forma statements as of June 30, 2018. A decrease in the fair value of assets acquired, or an increase in the fair value of liabilities assumed, from those preliminary valuations presented in these pro forma financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Acquisition. In addition, if the value of the acquired assets is higher than the preliminary values above, it may result in higher amortization expense than is presented in these pro forma financial statements.
NOTE 3—ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The unaudited pro forma adjustments included in the pro forma financial statements are as follows:
Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)
The adjustments reflect the removal of transaction expenses incurred during the six months ended June 30, 2018 and the year ended December 31, 2017 that are directly attributable to the Acquisition and will not have an ongoing impact on the Company.

(b)
The adjustments represent the changes in depreciation expense for the six months ended June 30, 2018 and the year ended December 31, 2017 associated with the change in fair value of the property, plant and equipment recorded in relation to the Acquisition.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)

(c)The adjustments represent the changes in amortization expense for the six months ended June 30, 2018 and the year ended December 31, 2017 associated with the change in fair value of the intangible assets recorded in relation to the Acquisition. The preliminary amortization of intangibles is as follows:

	Preliminary fair value	Estimated weighted average life	Amortization expense for the six months ended June 30, 2018	Amortization expense for the year ended December 31, 2017
Trademarks and tradenames	$7,600	5.0	$760	$1,520
Technology	69,600	4.0	8,700	17,400
Content	1,000	3.0	167	333
Customer lists	40,700	14.7	1,430	2,860
Total	$118,900		$11,057	$22,113
Less: QuoteWizard historical amortization expense			$(291)	$—
Pro forma adjustments			$10,766	$22,113
The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful lives, which represent the periods over which the assets are expected to provide material economic benefit. With other assumptions held constant, a 10% increase in the fair value adjustment for amortizable intangible assets would increase annual pro forma amortization expense by $2,212.

(d)
The adjustments reflect the elimination of interest expense associated with QuoteWizard's revolving credit facility and notes payable to members that were not assumed with the Acquisition, as well as an estimate of interest expense associated with debt issued to finance the Acquisition and related deferred financing costs. A 1/8% variance in interest rates would impact annual interest expense by $156.

(e)
The adjustments reflect the tax effects of the results of operations of QuoteWizard and the preliminary pro forma adjustments made to the pro forma statements of operations using the Company's statutory tax rates for the year ended December 31, 2017 and the six months ended June 30, 2018 of 40.63% and 27.77%, respectively. QuoteWizard did not pay taxes at the entity level as it is a limited liability corporation classified as a partnership for tax purposes.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(f)
Adjustments to cash and cash equivalents reflect the preliminary net adjustment to cash in connection with the Acquisition, subject to final working capital adjustments, on a cash-free, debt-free basis.

Cash portion of consideration	$(299,902)
Add: Proceeds from debt to finance the Acquisition	125,000
Less: QuoteWizard cash balance	(823)
Less: Estimated financing costs	(512)
Less: Estimated transaction expenses	(4,726)
Total cash and cash equivalents adjustment	$(180,963)

(g)	The adjustment to property, plant and equipment reflects the preliminary estimated fair value adjustment of $124.

(h)
The adjustment to goodwill reflects the preliminary estimate of the excess of the fair value of the consideration transferred over the estimated fair value of QuoteWizard's identifiable assets acquired and liabilities assumed in the Acquisition. The preliminary adjustment to goodwill is calculated as follows:

Estimated fair value	$185,468
Less: QuoteWizard book value of goodwill	(1,271)
Total goodwill adjustment	$184,197

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)

(i)
The adjustment to intangible assets, net reflects the preliminary estimate of fair value for the acquired intangible assets in the Acquisition. See pro forma footnote 3 (c) above for information related to the estimated fair value and related amortization expense of the intangible assets. The preliminary adjustment to intangible assets, net is calculated as follows:

Estimated fair value	$118,900
Less: QuoteWizard book value of intangible assets, net	(3,912)
Total intangible assets, net adjustment	$114,988

(j)
The adjustments to accrued expenses and other current liabilities and other non-current liabilities reflect the removal of QuoteWizard's current and non-current portions of deferred rent as these deferred charges do not meet the definition of a liability assumed in the acquisition method of accounting.

(k)
The adjustment to contingent consideration reflects the preliminary estimated fair value of the Earnout Payments of $13.9 million. The contingent consideration is included in the preliminary estimated fair value of the consideration transferred in the Acquisition.

(l)
The adjustment reflects the removal of QuoteWizard's revolving credit facility and notes payable to members that were not assumed with the Acquisition and therefore have been removed from the pro forma balance sheet, as well as $125,000 of proceeds from the Company's revolving credit facility used to finance the Acquisition.

(m)
The adjustments to prepaid and other current assets and other non-current assets reflect the deferred financing costs of increasing the borrowing capacity on the Company's revolving credit facility in order to finance the Acquisition.

(n)	The adjustment to additional paid-in capital reflects the elimination of QuoteWizard's historical equity balances.

(o)
The adjustment to deferred income tax assets and accumulated deficit reflects the estimated transaction expenses of $4,726 that were cash settled upon the closing of the acquisition. These estimated costs have been excluded from the pro forma statements of operations as they reflect charges directly attributable to the Acquisition that will not have an ongoing impact on the Company.